EXHIBIT 99.1
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                                                             NASDAQ SYMBOL: FSLA

FIRST SENTINEL BANCORP, INC.
1000 Woodbridge Center Drive, PO Box 5003, Woodbridge, New Jersey 07095
Phone: (732) 726-9700      Internet: www.firstsentinelbancorp.com
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NEWS RELEASE
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FOR IMMEDIATE RELEASE                        CONTACT:   Ann C. Clancy
DECEMBER 22, 2003                                       Investor Relations
                                                        Ph: (732) 726-9700 x5514
                                                        Fax: (732) 726-5541


              PROVIDENT FINANCIAL SERVICES, INC. AND FIRST SENTINEL
           BANCORP, INC. TO MERGE IN ACCRETIVE $642 MILLION STOCK AND
            CASH TRANSACTION, CREATING NEW JERSEY'S 8TH LARGEST BANK

---CONFERENCE CALL SCHEDULED FOR 11:00 A.M. TODAY, DECEMBER 22, 2003

JERSEY CITY, N.J. AND WOODBRIDGE, N.J. -- December 22, 2003 -- Provident Financial Services, Inc. (NYSE: PFS) and First Sentinel Bancorp, Inc. (NASDAQ:
FSLA) today announced the signing of a definitive agreement under which First Sentinel will merge into Provident Financial Services and First Savings Bank, the wholly-owned subsidiary of First Sentinel, will merge into The Provident Bank. Consideration will be paid to First Sentinel stockholders in a combination of stock and cash valued at approximately $642 million.

The combined bank will rank as the 8th largest bank in New Jersey, based on combined deposits of approximately $4.1 billion. Further, upon completion of the transaction, Provident will rank as the 4th largest bank in Middlesex County, one of the state's most attractive banking markets. With approximately $6.4 billion in assets, Provident will be positioned to deliver a range of comprehensive retail and commercial banking services through a combined network of 76 branches in 10 counties throughout New Jersey.

"We're truly excited about our strategic merger with First Sentinel," said Provident Financial's Chairman, CEO & President, Paul M. Pantozzi. "This transaction will dramatically increase our presence in the strong and growing markets of Middlesex and surrounding counties, and it fits


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ideally with our stated plans to deploy capital strategically and expand our franchise. Both companies have shown a determination to maintain asset quality, a strong commitment to their customers and communities and a similar focus on migrating from a traditional thrift to a community bank business model. This presents a great opportunity for the combined company to enhance market share, earnings growth and stockholder value."

Christopher Martin, First Sentinel's CEO & President, commented, "We believe First Sentinel's stockholders and First Savings Bank's customers will find great value in this transaction. Provident brings additional retail banking, commercial lending and wealth management product sets that will add tremendous competitive strength in our marketplace."

Under the terms of the agreement, 60% of First Sentinel common shares will be converted into Provident stock and the remaining 40% will be converted into cash. First Sentinel's stockholders will have the option to receive either 1.092 shares of Provident Financial common stock, $22.25 of cash, or some combination thereof.

The purchase price represents 276% of First Sentinel's book value as of September 30, 2003, 281% of First Sentinel's tangible book value and 21.4 times 2004 estimated earnings. The book value and tangible book value multiples reflect the impact of First Sentinel's financial restatement in accordance with EITF Issue No. 97-14 and the related amendment of First Sentinel's Directors Deferred Fee Plan as announced today. The purchase price represents a premium of 18.5% over First Sentinel's closing stock price of $18.78 on December 19, 2003.

With estimated cost savings of approximately 20% of First Sentinel's pre-tax non-interest expenses and an anticipated closing date at the end of the second quarter of 2004, the transaction is expected to be approximately 11.4% accretive to Provident Financial's estimated 2004 earnings and approximately 21.8% accretive to estimated 2005 earnings, exclusive of the anticipated positive effect of purchase accounting adjustments.

The definitive agreement has been approved by the boards of directors of both Provident Financial and First Sentinel. The completion of the transaction is subject to stockholder and regulatory approvals. The merger agreement provides for a termination fee payable to Provident Financial if the agreement is terminated under certain circumstances.



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The transaction is intended to qualify as a reorganization for federal income tax purposes. As a result, the shares of First Sentinel exchanged for Provident stock will be transferred on a tax-free basis.

After the transaction is completed, Mr. Martin will be named President of Provident Financial Services, Inc. and The Provident Bank, and Mr. Pantozzi will continue in the positions of Chairman and CEO of both the holding company and the bank. In addition, two First Sentinel directors will join the board of directors of both Provident Financial and The Provident Bank following completion of the merger, with an additional First Sentinel director joining both Provident boards in 2005.

Lehman Brothers Inc. served as financial advisor and Luse, Gorman, Pomerenk and Schick served as legal counsel to Provident Financial. Sandler O'Neill & Partners, L.P. served as financial advisor, and Thacher Proffitt & Wood LLP served as legal counsel to First Sentinel.

Conference Call

Provident Financial and First Sentinel will hold a conference call regarding this announcement on Monday, December 22, at 11:00 a.m. eastern time. The call may be accessed by calling 877-679-9057 (access code 356284); international callers may dial 703-563-6355 (access code 356284). The live conference call may also be accessed on the Provident website at www.providentnj.com by going to Investor Relations and clicking on Webcast. A copy of the full presentation is also available on the website by going to Investor Relations and clicking on Presentations. For a rebroadcast of the conference call, available between December 22 and December 29, dial 888-836-6074; international 703-925-2505, and enter access code 356284.

The proposed transaction will be submitted to First Sentinel's and Provident Financial's stockholders for their consideration. Provident Financial and First Sentinel will file with the SEC a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. Stockholders of First Sentinel and Provident Financial are urged to read the registration statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Provident Financial and First Sentinel, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy


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statement/prospectus can be obtained, without charge, by directing a request to
John Kuntz, General Counsel, Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, NJ 07306, tel: (201) 915-5701 or to Ann Clancy, General Counsel, First Sentinel Bancorp, Inc., 1000 Woodbridge Center Drive, Woodbridge, NJ 07095, tel: (732) 726-5541.

First Sentinel and Provident Financial, and their respective executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of First Sentinel or Provident in connection with the merger. Information about the directors and executive officers of First Sentinel and their ownership of First Sentinel common stock is set forth in the proxy statement, dated March 28, 2003, for First Sentinel's 2003 annual meeting of stockholders, as filed with the SEC. Information about the directors and executive officers of Provident Financial and their ownership of Provident Financial common stock is set forth in the proxy statement, dated June 5, 2003, for Provident Financial's 2003 annual meeting of stockholders, as filed with the SEC. Additional information regarding the interests of such participants may be obtained by reading the joint proxy statement/prospectus when it becomes available.

About Provident

Provident Financial Services, Inc., incorporated in 2002, is the holding company for The Provident Bank following the completion of the bank`s conversion to a stock chartered savings bank. On January 15, 2003, Provident Financial Services, Inc. completed a subscription offering, raising $586 million in net proceeds. As of September 30, 2003, the company had $4.2 billion of consolidated assets and $834 million of equity.

The Provident Bank, originally established in 1839, is a New Jersey chartered capital stock savings bank headquartered in Jersey City, New Jersey. The Bank operates 54 full-service branches in Hudson, Bergen, Essex, Mercer, Middlesex, Monmouth, Morris, Ocean, Somerset and Union counties.

In recent years, Provident has developed a retail banking platform, encompassing loan, deposit, internet banking, trust, investment, and online brokerage services that appeal to a broad spectrum of



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the consumer market. Provident's commercial services include cash management, small and middle market lending as well as commercial real estate and construction lending.

About First Sentinel

First Sentinel Bancorp, Inc. was organized in 1998 by First Savings Bank for the purpose of holding all of the capital stock of the Bank. At September 30, 2003, the company had consolidated total assets of $2.2 billion and total stockholders' equity of $217 million. First Savings Bank, which offers a variety of business and consumer banking services, is a New Jersey chartered capital stock savings bank that has operated in its market area since 1901. It operates 22 branch offices in central New Jersey, 18 of which are located in Middlesex County, two in Monmouth County, one in Somerset County and one in Union County.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Provident Financial Services, Inc., and First Sentinel Bancorp, Inc., including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger. These forward-looking statements are based upon the current beliefs and expectations of Provident's and First Sentinel's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Provident Financial and First Sentinel may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental



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approvals of the merger; (5) the stockholders of First Sentinel or Provident may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9)
difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Provident Financial's and First Sentinel's markets; (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Provident Financial's and First Sentinel's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and
Exchange Commission and available at the SEC's Internet site
(http://www.sec.gov).

CONTACT:

INVESTOR RELATIONS

Provident Financial Services, Inc.:
Kenneth J. Wagner
(201) 915-5344
ken.wagner@providentnj.com
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First Sentinel Bancorp, Inc.
Ann C. Clancy
(732) 726-5514
aclancy@1stsavings.com
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